Exhibit 13(b)

EX-99-906CERT

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Jeanne M. La Porta, President and I, Arthur A. Jensen, Treasurer of the State Street Variable Insurance Series Funds, Inc. (the “Company”), each certify, to the best of my knowledge and belief, that:

1.	This Form N-CSR filing of the Company for the period ended December 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Jeanne M. La Porta
Jeanne M. La Porta
President (Principal Executive Officer)

Date:	February 16, 2018

By:	/s/ Arthur A. Jensen
Arthur A. Jensen
Treasurer (Principal Financial and Accounting Officer)

Date:	February 16, 2018